UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact name of registrant specified in its charter)

Maryland	333-164313	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”) has entered into an agreement to acquire a shopping center containing 100,460 of rentable square feet located at 1795 Snow Road in Parma, Ohio (the “Property”). On August 26, 2010, an affiliate of the Company’s sub-advisor, Phillips Edison Group LLC (the “Affiliate”), entered into a purchase agreement with EIG Snow View Plaza, LLC, an Indiana limited liability company, to purchase the Property. On October 11, 2010, the Affiliate assigned this purchase agreement to the Company’s indirect, wholly owned subsidiary for $300,000, which is the amount of the deposit made by the Affiliate under the purchase agreement. The seller is not affiliated with the Company or the Affiliate.

The contract purchase price for the Property is $12.3 million, excluding closing costs. If the purchase is consummated, the Company expects that the purchase price will be funded from financing proceeds and the proceeds of its initial public offering. The Property is approximately 98% leased and is anchored by a Giant Eagle grocery store.

The consummation of the purchase of the Property is subject to substantial conditions. The consummation of this acquisition generally will depend upon:

•	the satisfaction of the conditions to the acquisition contained in the relevant contracts;

•	no material adverse change occurring related to the Property; and

•	the Company’s obtaining the necessary financing to fund the acquisition.

Other assets may be identified in the future that the Company may acquire before or instead of the investment described above. At the time of filing, the Company cannot make any assurances that the closing of this investment will occur.

Item 7.01.	Regulation FD Disclosure

On October 8, 2010, the Company’s board of directors declared distributions to the stockholders of record at the close of business each day in the period commencing December 1, 2010 through and including December 31, 2010. The declared distributions will equal an amount of $0.00178082 per share of common stock, par value $0.01 per share. This equates to a 6.50% annualized yield when calculated on a $10.00 per share purchase price. A portion of each distribution is expected to constitute a return of capital for tax purposes. Distributions will be paid in cash or shares from the Company’s dividend reinvestment program on January 5, 2011. Distributions will likely be funded from operations as well as debt proceeds, as the Company’s policy is not to fund distributions with proceeds from its initial public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: October 12, 2010	By:	/s/ John Bessey
John Bessey
President